Investor and Media Contact:
Evan Smith, CFA
Telephone: 1-866-QUADRA4

E-mail: ir@quadrarealty.com

FOR IMMEDIATE RELEASE

QUADRA REALTY TRUST ENTERS INTO $500 MILLION WAREHOUSE LINE OF CREDIT

WITH WACHOVIA BANK

NEW YORK, New York, April 2, 2007– Quadra Realty Trust, Inc. (NYSE: QRR) today announced that the Company entered into a $500 million warehouse line of credit with Wachovia Bank, NA, on March 29, 2007. The warehouse credit facility has a term of three (3) years and can be expanded under certain conditions to $750 million. The Company intends to use the facility to finance operations including the funding of future commitments as well as the origination and acquisition of additional real estate investments. The facility bears interest at spreads over 30 day LIBOR that will vary based on the underlying collateral. In addition, the Company filed with the Securities and Exchange Commission a current report on Form 8-K that contains additional details surrounding the terms and conditions of the warehouse credit facility. A copy of the Form 8-K can be found on the Company’s website, www.quadrarealty.com.

Evan Denner, president and chief executive officer, Quadra Realty Trust, Inc. commented “The warehouse credit facility is an important step in our development, providing increased liquidity and the necessary capital to support the growth of our current and future investment portfolio. We continue to see opportunities in the marketplace that meet our stringent origination and overall financing requirements. Combined with the capital raised in our recent initial public offering, this facility will provide us with greater flexibility to pursue these opportunities and deliver value for our shareholders.”

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About Quadra Realty Trust, Inc.

Quadra Realty Trust, Inc. is a commercial real estate finance company that invests in a diversified portfolio of commercial mortgage investments and related products, including construction loans, mezzanine loans, B Notes, bridge loans, fixed and floating rate whole loans, loan participations, preferred equity investments and equity in commercial real estate. Quadra is organized and conducts its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes. Quadra is externally managed by Hypo Real Estate Capital Corporation, a full service, vertically integrated real estate finance company. Quadra’s manager is a member of the Hypo Real Estate Group. The ultimate parent of the Hypo Real Estate Group is Hypo Real Estate Holding AG, a publicly traded company on the Frankfurt Stock Exchange with headquarters in Munich, Germany. For additional information, visit our website at www.quadrarealty.com.

Forward-Looking Statements

Certain statements in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's business prospects and anticipated investment performance. These statements are not historical facts, but instead represent only the Company's beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company's control. It is possible that the Company's actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition of the Company indicated in these forward-looking statements. For a discussion of some of the risks and important factors that could affect the Company's future results, see the section entitled "Risk Factors" in the Company's prospectus filed on Form 424(b)(4), dated February 14, 2007, which is available on the Company's website (http://www.quadrarealtycom). You should not place undue reliance on any forward-looking statements contained in this press release. The Company can give no assurance that the expectations of any forward-looking statement will be obtained. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.